Audit Committee Report
In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Bank. A copy of the charter is attached as Annex I.
The Audit Committee of the Federal Home Loan Bank of New York (“FHLBNY”) is currently composed of six Directors, one of whom was appointed to the Board by the Federal Housing Finance Board and five of whom were elected to the Board by the members of the FHLBNY. The Audit Committee had ten meetings during 2005 and during these meetings the Audit Committee met separately with the internal audit department and independent registered public accounting firm.
Management has the primary responsibility for the preparation and integrity of the FHLBNY’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. FHLBNY’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee oversees the FHLBNY’s financial reporting process; reviews the programs and policies of the FHLBNY designed to ensure compliance with applicable laws, regulations and policies and monitors the results of these compliance efforts; and advises and assists the Board of Directors in fulfilling its oversight responsibilities relating to risk management, internal controls, the accounting policies and financial reporting and disclosure practices of the FHLBNY, and the independent audit of the FHLBNY.
The Audit Committee has reviewed and discussed the 2005 audited financial statements with management and the independent registered public accounting firm. The Audit Committee has reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the auditors independence with the independent registered public accounting firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the FHLBNY’s audited financial statements be included in the FHLBNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.
2006 FHLBNY AUDIT COMMITTEE MEMBERS
Kenneth J. Abt, Chairman
Sanford A. Belden
George L. Engelke, Jr.
Anne Evans Estabrook
Carl A. Florio
José R. González

Annex I
FEDERAL HOME LOAN BANK OF NEW YORK AUDIT COMMITTEE CHARTER
I. INTRODUCTION
The charter of the Federal Home Loan Bank of New York’s (“Bank”) Audit Committee (“Committee”) has been adopted and approved by the Bank’s Board of Directors (“Board”) and is intended to comply with applicable laws, rules and regulations of the Federal Housing Finance Board (“FHFB”) and the Securities and Exchange Commission (“SEC”). The Committee has committed to adopt to the extent possible those best practices that pertain to audit committees of public companies and which are relevant to the Bank, taking into account the cooperative structure of the Bank and the congressionally mandated and regulatory requirements applicable to the Bank.
II. PURPOSE OF THE AUDIT COMMITTEE
The purpose of the Committee shall be to assist the Board in fulfilling its oversight responsibility relating to:
•	The integrity of the Bank’s financial statements and financial reporting process and systems of internal accounting and financial controls.

•	The Bank’s compliance with all applicable laws, regulations and Bank policies.

•	The establishment, maintenance and performance of the internal audit function.

•	The annual independent audit of the Bank’s financial statements.

•	The independence, qualifications, and performance of the Bank’s independent auditors.
It is not the duty of the Committee to plan or conduct audits or to determine that the Bank’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles (“GAAP”). These are the responsibilities of management and the independent auditor.
III. AUTHORITY
The responsibility of the Committee is limited to matters upon which the Board of Directors has the authority to make a final determination. The Committee shall have the authority to establish other rules and operating procedures in order to fulfill its obligations under this Charter.
The Committee shall utilize resources to conduct or authorize investigations into any matters within their duties and responsibilities. This includes retaining, and obtaining advice from, independent counsel, accountants, and other advisers, as it determines necessary to carry out its duties.
The Bank shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and any counsel, accountants or other advisers retained by the Committee.
At its discretion, the Committee shall have direct access to the independent auditors, Chief Financial Officer, Chief Audit Officer (“CAO”) and upon request, any other officer or employee of the Bank. The Committee shall maintain an open and unrestricted communication channel with all Bank personnel, including internal and external auditors.

IV. DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
The Committee’s responsibilities will be discharged through reviews of audit reports, activities and discussions with internal and external auditors and Bank management.
To fulfill its duties and responsibilities the Committee shall:
A.	With Regard to Documents/Reports Review
•	Adopt a formal written Committee Charter. Review actions of bodies promulgating laws, rules and regulations and, in light of such reviews, assess the adequacy of and amend, where appropriate, the Committee Charter as required, but no less frequently than on an annual basis. Re-adopt the Committee Charter no less often than every three years. Recommend the Board approve the Committee Charter and any amendments, as appropriate.

•	Review and approve the Internal Audit Charter on an annual basis.

•	Review and approve the internal audit annual plan.

•	Timely obtain and review reports delivered from the independent auditors.

•	Review the basis for the Bank’s financial statements and the independent auditor’s opinion rendered with respect to the financial statements including the nature and extent of any significant changes in accounting principles or the application therein.

•	Review and discuss the annual audited financial statements with management, the internal auditors and the independent auditors, including the Bank’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to announcement, publication or filing, and obtain explanations from management for any significant variances from the prior periods. Recommend to the Board that the audited financial statements be included in the Bank’s SEC Form 10-K.

•	Obtain annually a formal written statement from the independent auditors regarding their independence for consistency with Independence Standards Board Standard 1.

•	Discuss with the independent auditors the requirements of Statement of Auditing Standards 61 regarding communications with audit committees and 89 and 90 pertaining to uncorrected misstatements and the quality of the Bank’s accounting principles and underlying estimates in the financial statements.

•	Review and discuss with the independent auditors and management representatives, Bank quarterly financial information provided for the Federal Home Loan Bank System’s combined financial reports, and the Bank’s SEC Form10-Q. The review will include a discussion of any significant changes to the Bank’s accounting principles and standards, significant changes to laws and regulations, and any concerns the independent auditors may have with management’s accounting methods, estimates and/or financial statement disclosure.

•	Meet with the Bank’s independent auditors in respect of any audit report by the independent auditor, and periodically meet separately with the Bank’s management, with internal audit staff, and with the independent auditors to discuss significant accounting and reporting principles, practices and procedures applied by the Bank in preparing its financial statements. This includes alternative treatments of financial information within GAAP and developments and issues with respect to reserves.

•	Prepare a written Committee report as required by the applicable rules of the FHFB and SEC to be included in the Bank’s Annual proxy statement.

B.	With Regard to Internal Audit
•	Select, evaluate the performance, determine the compensation and, where appropriate, approve the removal of the CAO. Approve the Incentive Compensation Plan and award for the internal audit employees.

•	Provide that the CAO report directly to the Committee on substantive matters and be ultimately accountable to the Committee and the Bank’s Board.

•	Provide that the CAO have unrestricted access to the Committee without the need for any prior management knowledge and approval.

•	Provide an independent, direct channel of communication between the Banks’ Board and the CAO.

•	Discuss with management, internal audit staff, and the independent auditors the internal audit function activities, the adequacy, and scope of the internal audit plan, budget and staffing and any recommended changes in the planned scope of the internal audit function.

•	Review and approve the internal audit annual budget.
C.	With Regard to Independent Auditors
•	Review with the independent auditors and approve, prior to the beginning of the audit, the scope of the audit plan and, all engagement fees, and terms.

•	Make recommendations to the Bank’s Board of Directors regarding the appointment, compensation, renewal or termination of the independent auditor. The independent auditors shall report directly to the Committee.

•	Pre-approve all audit and non-audit services performed by the Bank’s independent auditors and not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee; however, any decisions made by the designated member must be presented to the full Committee at the next scheduled Committee meeting.

•	The Committee shall require the independent auditors to rotate the lead audit partner, and the partner responsible for reviewing the audit at least every five years.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Review the performance of the independent auditors.

•	Provide that the independent auditors have unrestricted access to the Committee without the need for any prior management knowledge and approval.

•	Provide an independent, direct channel of communication between the Board and the independent auditors.

•	Establish policies for the hiring of employees or former employees of the independent auditor.

•	Obtain and review annually a report by the independent auditors, describing I) the independent auditor’s internal quality control procedures, ii) any material issues raised by the auditor’s most recent internal quality control review or by its most recent peer review or raised within the preceding five years by any investigation or inquiry by governmental or professional authorities of an independent audit carried out by the firm and any steps taken to deal with such issues and (iii) in order to assess the independent auditor’s independence, all relationships between the independent auditors and the Bank.
D.	With Regard to Senior Management
•	Direct senior management to maintain the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Bank.

•	Ensure that senior management has established and is maintaining an adequate internal control system in the Bank.

E.	With Regard to Audit Committee Processes
a)	Financial Reporting and Governance
•	Ensure policies are in places that are reasonably designed to achieve disclosure and transparency regarding the Bank’s true financial performance and governance practices.
b)	Internal Control
•	Review on an annual basis the adequacy of internal controls, resolution of identified material weaknesses and reportable conditions including the prevention or detection of management override or compromise of the internal control system and ensure that appropriate corrective actions are instituted.

•	Review the policies and procedures established by senior management designed to ensure compliance with applicable laws, regulations and policies and monitor the results of these compliance efforts.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Bank regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
c)	Strategic Business Plans
•	Review the policies and procedures established by senior management to assess and monitor implementation of the Bank’s strategic business plan and the operating goals and objectives contained therein.
d)	Risk Management
•	Review and discuss with management the Bank’s major financial risk exposures and the steps taken by management to monitor and control such exposures.
e)	Performance Evaluation
•	Conduct a self-evaluation of the Committee’s performance of its responsibilities and provide a report to the Board.
V.	AUDIT COMMITTEE STRUCTURE
The Committee shall consist of at least five directors of the Board. The Committee shall include a balance of representatives from Community Financial Institutions and other members and will also include a balance of appointive and elective directors. In order to provide continuity and experience, Committee members shall serve staggered terms.

VI.	MEMBERSHIP REQUIREMENTS
All members of the Committee shall be independent1 as determined in accordance with applicable rules. Each member shall be financially literate as this qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member must have extensive accounting or related financial management experience. The Committee will comply with the Sarbanes Oxley Act of 2002 under Section 407 regarding rules for “Disclosure of Audit Committee Financial Expert” for filing periodic reports with the SEC.
Subject to the foregoing, the members of the Committee shall be appointed and replaced by the Board, and one Committee member shall be designated as the Chairman.
The only compensation a Committee member may receive from the Bank shall be compensation determined by the Board in compliance with applicable rules.
VII.	AUDIT COMMITTEE MEETINGS
The Committee shall keep written minutes and other relevant records of each Committee meeting. The minutes shall be approved by the Committee and then reviewed and approved by the Board. The CAO will compile this documentation and shall act as Secretary to the Committee. Following each of its meetings, the Chairman of the Committee shall report to the Board regarding the activities of the Committee.
The Committee shall meet at least four times annually.
The Committee shall meet separately, from time to time, by itself, with management, the independent auditors, and/or the CAO.
Date: October 20, 2005

[2]	To be considered independent, a director must not have a disqualifying relationship with the Bank or its management that would interfere with the exercise of that director’s independent judgment. This includes being employed by the Bank in the current year or any of the past five years, receiving any compensation (other than for service as a Board director), or serving as a consultant, advisor, promoter, underwriter, or legal counsel of or to the Bank in the past five years. An immediate family member who is, or has been in any of the past five years, employed by the Bank as an executive officer also disqualifies a Committee member from being independent.